As filed with the Securities and Exchange Commission on August 21, 2003

Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DIRECT GENERAL CORPORATION

(Exact name of registrant as specified in its charter)

TENNESSEE	62-1564496
(State of Incorporation)	(I.R.S. Employer Identification No.)

1281 Murfreesboro Road, 5-01
Nashville, Tennessee 37217
(Address of principal executive offices)

1996 Employee Stock Incentive Plan
2003 Equity Incentive Plan
(Full Title of the Plans)

WILLIAM C. ADAIR, JR.
Chairman, Chief Executive Officer and President
Direct General Corporation
2813 Business Park Drive, Bldg. I
Memphis, Tennessee 38118
(615)399-0600
(Name, address and telephone number of agent for service)

(with copies to:)

Matthew S. Heiter, Esq.	Ronald F. Wilson, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC	General Counsel
165 Madison Avenue, Suite 2000	1281 Murfreesboro Road, 5-01
Memphis, Tennessee 38103	Nashville, Tennessee 37217
(901) 526-2000	(615) 399-4700

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee

Common Stock, no par value per share:
To be issued under the 1996 Employee Stock Incentive Plan (the “1996 Plan”)	702,000 shares(2)	$25.28 (3)	$17,746,560.00 (3)	$1,435.70
To be issued under the 2003 Equity Incentive Plan (the “2003 Plan”)	1,680,000 shares(4)	$25.28 (5)	$42,470,400.00 (5)	$3,435.86

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2003 Plan or the 1996 Plan by reason of any dividend, stock split, recapitalization or other similar transactions effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)	This figure represents the number of shares of common stock of the Registrant (the “Common Stock”) issued and registered hereby under the Registrant’s 1996 Plan. The maximum number of shares which may be sold upon exercise of options granted under the 1996 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan.

(3)	Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 (the “1933 Act”), as amended, and is based upon the average high and low sales prices of the Registrant’s Common Stock as reported on the National Market of the Nasdaq Stock Market on August 18, 2003.

(4)	This figure represents the number of shares of Common Stock authorized and registered hereby under the Registrant’s 2003 Plan. The maximum number of shares which may be sold upon exercise of options granted under the 2003 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan.

(5)	Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rules 457(c) and 457(h) under the 1933 Act, as amended, and is based upon the average high and low sales prices of the Registrant’s Common Stock as reported on the National Market of the Nasdaq Stock Market on August 18, 2003.

     Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S–8 shall be effective upon filing with the Securities and Exchange Commission.

PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF BAKER, DONELSON
EX-23.2 CONSENT OF ERNST & YOUNG LLP

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be separately sent or given to employees as specified by Rule 428(b)(1) of the 1933 Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the 1933 Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) on August 12, 2003, File No. 333-105505.

(b)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 8, 2003, File No. 000-50360.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except to modified or superseded to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

     No response is required to this item.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     No response is required to this item.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Tennessee Business Corporation Act (TBCA) sets forth in Section 48-18-501 et seq. the rules governing indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. A proceeding is a formal or informal, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. Unless the corporate charter provides otherwise, in cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Unless the corporate charter provides otherwise, Section 48-18-505 of the TBCA allows a court of competent jurisdiction, upon application, to order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Unless the corporate charter provides otherwise, Section 48-18-507 of the TBCA entitles officers, employees, and agents who are not directors to the same degree of indemnification afforded to directors.

     Our charter and bylaws provide that we shall indemnify and advance expenses to our directors and officers to the fullest extent authorized by Tennessee law. Additionally, we may indemnify and advance expenses to any of our employees or agents to the same extent that we indemnify our directors or officers if our directors determine such indemnification is in our best interest.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     No response is required to this item.

Item 8. EXHIBITS

Exhibit Number	Description

4.1*	Second Amended and Restated Charter of Direct General Corporation
4.2**	Amended and Restated Bylaws of Direct General Corporation
5	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
10.1*	Direct General Corporation 1996 Employee Stock Incentive Plan
10.2*	Direct General Corporation 2003 Equity Incentive Plan
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5)
23.2	Consent of Ernst & Young LLP, Independent Auditors of Direct General Corporation
24	Power of Attorney (Included on signature page)

*	Filed with Registration Statement on Form S-1 (Registration No. 333-105505), dated May 23, 2003.

**	Filed with Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-105505), dated August 8, 2003.

Item 9. UNDERTAKINGS

(a)  The Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 21st day of August, 2003.

DIRECT GENERAL CORPORATION

By:	/s/ William C. Adair, Jr. William C. Adair, Jr., Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Adair, Jr., Jacqueline C. Adair, Tammy R. Adair, William J. Harter, and Ronald F. Wilson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ William C. Adair, Jr. William C. Adair, Jr.	Chairman of the Board, Chief Executive Officer, and President (principal executive officer)	August 21, 2003

/s/ Barry D. Elkins Barry D. Elkins	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 21, 2003

/s/ Jacqueline C. Adair Jacqueline C. Adair	Executive Vice President, Chief Operating Officer and Director	August 21, 2003

/s/ Fred H. Medling Fred H. Medling	Director	August 21, 2003

/s/ Raymond L. Osterhout Raymond L. Osterhout	Director	August 21, 2003

/s/ Stephen L. Rohde Stephen L. Rohde	Director	August 21, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Second Amended and Restated Charter of Direct General Corporation
4.2**	Amended and Restated Bylaws of Direct General Corporation
5	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
10.1*	Direct General Corporation 1996 Employee Stock Incentive Plan
10.2*	Direct General Corporation 2003 Equity Incentive Plan
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5)
23.2	Consent of Ernst & Young LLP, Independent Auditors of Direct General Corporation
24	Power of Attorney (Included on signature page)

*	Filed with Registration Statement on Form S-1 (Registration No. 333-105505) dated May 23, 2003.

**	Filed with Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-105505), dated August 8, 2003.